Exhibit 99.01

Versant Contact:

Jerry Wong

Chief Financial Officer

Versant Corporation

1-800-VERSANT

650-232-2400

Versant Announces Record Quarterly Net Income of $2.6 Million

Quarterly revenues grow 22% over last year

Record quarterly diluted net income per share of $0.69

Redwood City, California, February 26, 2008 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its financial results for the first fiscal quarter ended January 31, 2008.

For the quarter, Versant reported revenues of $6.3 million from its continuing operations, compared to $5.2 million for the comparable period last year, representing an increase of approximately 22%. This increase was driven primarily by license revenues, which grew by approximately 25% from $3.2 million in the first quarter of 2007 to $4.0 million in the first quarter of 2008. Additionally, maintenance revenues for the first quarter of 2008 increased by 16% over maintenance revenues for the comparable quarter in 2007.  One Asia Pacific telecommunications customer contributed approximately 23% of total revenues (and approximately 35% of license revenues) in the first quarter of 2008.

Net income for the quarter was a record $2.6 million and diluted net income per share was $0.69, compared to net income of $1.7 million and diluted net income per share of $0.47 for the first quarter of fiscal 2007.

Versant also reported an increase in cash and cash equivalents of approximately $2.2 million during the quarter, resulting in a cash and cash equivalents balance of approximately $21.3 million at January 31, 2008.

“Based on our solid license and moderate maintenance revenue growth, this quarter has provided Versant a good jump start for fiscal 2008. We are not prepared at this early stage of our fiscal year to increase our prior guidance regarding fiscal 2008, particularly given the business uncertainties arising from currently difficult general economic conditions”, said Jochen Witte, Versant’s CEO.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software, which helps companies to handle complex information in environments that have high performance and high availability requirements. Using the Versant Object Database, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Sagem, US Government, and Financial Times.  For more information, call 650-232-2400 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release regarding our current views regarding the impact of our operating results for the first quarter of fiscal 2008 on our operating results for fiscal 2008 or our ability to achieve our previous guidance for fiscal year 2008. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance and involve significant risks and uncertainties.  There are many important factors and risks that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These factors, risks and uncertainties include, without limitation: our inability to achieve revenue expectations or projected net income levels as a result of delays in the sales cycle for our products and services or failures to close key sales transactions; changing market demands or perceptions of our products and technologies; failure to develop new customers; the fact that our results of operations are highly dependent on sales of our Versant Object Database product; the performance of our resellers; legal and potential other costs and payments, such as settlements, associated with a pending litigation in which one of our customers is seeking indemnification from the Company for alleged infringement of intellectual property rights asserted by a third party; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; the timing of larger customer transactions, which may tend to result in significant variations in quarterly revenues and operating results; potential reductions in the prices we charge for our products and services due to competitive conditions; recent adverse changes in general economic conditions in the U.S. and abroad that may reduce our customers’ revenues and profits and thus may disincent certain customers from making strategic capital purchase decisions for products and services such as those offered by Versant; and the Company’s ability to successfully manage its costs and operations and maintain adequate working capital.  The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2007 and its reports on Form 8-K.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Tuesday, February 26, 2008
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US:	1-800-762-8908
International:	1-480-629-9572
Conference ID:	3847959
Internet Simulcast*:	http://viavid.net/dce.aspx?sid=00004C06

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (650) 232-2416.

A replay of the conference call will be available until March 4, 2008.

Replay number US:	1-800-406-7325
International Replay number:	1-303-590-3030
Replay Pass Code**:	3847959

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)
(unaudited)

	January 31,	January 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$21,291	$19,086
Trade accounts receivable, net of allowance for doubtful accounts of $28 and $68 at January 31, 2008 and October 31, 2007, respectively	3,411	2,330
Other current assets	585	506
Total current assets	25,287	21,922

Property and equipment, net	787	835
Goodwill	6,720	6,720
Intangible assets, net	802	881
Other assets	110	108
Total assets	$33,706	$30,466

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$221	$157
Accrued liabilities	2,059	2,756
Deferred revenues	4,448	3,707
Deferred rent	9	7
Total current liabilities	6,737	6,627

Deferred revenues	560	641
Deferred rent	26	29
Other long-term liabilities	51	4
Total liabilities	7,374	7,301

Stockholders’ equity:
Common stock, no par value, 7,500,000 shares authorized, 3,693,235 and 3,671,924 shares issued and outstanding as of January 31, 2008 and October 31, 2007, respectively	96,405	96,004
Accumulated other comprehensive income, net	1,557	1,346
Accumulated deficit	(71,630)	(74,185)
Total stockholders’ equity	26,332	23,165
Total liabilities and stockholders’ equity	$33,706	$30,466

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	January 31,	January 31,
	2008	2007

Revenues:
License	$3,962	$3,164
Maintenance	2,230	1,917
Professional services	92	70
Total revenues	6,284	5,151

Cost of revenues:
License	80	47
Amortization of intangible assets	79	79
Maintenance	384	405
Professional services	27	41
Total cost of revenues	570	572

Gross profit	5,714	4,579

Operating expenses:
Sales and marketing	841	760
Research and development	1,054	891
General and administrative	1,086	1,209
Total operating expenses	2,981	2,860

Income from operations	2,733	1,719
Interest and other income, net	201	101
Income from continuing operations before taxes	2,934	1,820
Provision for income taxes	411	203
Net income from continuing operations	2,523	1,617
Net income from discontinued operations, net of income taxes	82	90
Net income	$2,605	$1,707

Basic income per share:
Net income from continuing operations	$0.69	$0.45
Earnings from discontinued operations, net of income tax	$0.02	$0.02
Net income per share, basic	$0.71	$0.47

Diluted income per share:
Net income from continuing operations	$0.67	$0.45
Earnings from discontinued operations, net of income tax	$0.02	$0.02
Net income per share, diluted	$0.69	$0.47

Shares used in per share calculation:
Basic	3,680	3,606
Diluted	3,761	3,657

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$13	$13
Sales and marketing	$49	$19
Research and development	$39	$11
General and administrative	$91	$39